                                                               EXHIBIT 99.11(b)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 61 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No.
33- 572) on behalf of EV Traditional Arizona Municipals Fund, EV Traditional Colorado Municipals Fund, EV Traditional Connecticut Municipals Fund, EV Traditional Michigan Municipals Fund, EV Traditional Minnesota Municipals Fund, EV Traditional New Jersey Municipals Fund, EV Traditional Pennsylvania Municipals Fund and EV Traditional Texas Municipals Fund of our report dated August 23, 1996, relating to EV Traditional Arizona Municipals Fund, EV Traditional Colorado Municipals Fund, EV Traditional Connecticut Municipals Fund, EV Traditional Michigan Municipals Fund, EV Traditional Minnesota Municipals Fund, EV Traditional New Jersey Municipals Fund, EV Traditional Pennsylvania Municipals Fund and EV Traditional Texas Municipals Fund, and of our report dated August 23, 1996, relating to Arizona Municipals Portfolio, Colorado Municipals Portfolio, Connecticut Municipals Portfolio, Michigan Municipals Portfolio, Minnesota Municipals Portfolio, New Jersey Municipals Portfolio, Pennsylvania Municipals Portfolio and Texas Municipals Portfolio, which reports are included in the Annual Report to Shareholders for the year ended July 31, 1996 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to our Firm under the heading "The Funds" Financial Highlights'' in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.


                                                     /s/ Deloitte & Touche LLP
                                                         DELOITTE & TOUCHE LLP

November 20, 1996
Boston, Massachusetts